Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                               VASOMEDICAL, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                      11-2871434
   (State or other jurisdiction of             (IRS Employer Identification No.)
    incorporation or organization)

 180 Linden Avenue, Westbury, New York                      11590
(Address of principal executive offices)                 (Zip Code)

              VASOMEDICAL, INC. 1997 STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plan)

                           Anthony Viscusi, President
                               Vasomedical, Inc.
                               180 Linden Avenue
                            Westbury, New York 11590
                    (Name and address of agent for service)

                                 (516) 997-4600
         (Telephone number, including area code, of agent for service)

                                    copy to:
                            David H. Lieberman, Esq.
                    Blau, Kramer, Wactlar & Lieberman, P.C.
                             100 Jericho Quadrangle
                            Jericho, New York 11753
                                 (516) 822-4820

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                          Proposed maximum     Proposed maximum
Title of securities      Amount to be     offering price per   aggregate offering      Amount of
  to be registered      Registered (1)      security (2)            price (2)      registration fee
---------------------------------------------------------------------------------------------------
 Common Stock,
  par value $.001    1,000,000 shs. (3)(4)      $1.4065              $1,406,500           $391
  per share
===================================================================================================

(1) The Registration statement also covers an indeterminate number of shares of Common Stock which may become issuable pursuant to anti-dilution and adjustment provisions of the plan.
(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Company's Common Stock reported on Nasdaq on August 10, 1999, pursuant to Rule 457.
(3) Represents additional shares of Common Stock issuable under the Vasomedical, Inc. 1997 Stock Option Plan, as amended.
(4) Pursuant to Rule 457, a registration fee of $391 is payable with respect to the additional 1,000,000 shares of Common Stock issuable under the Vasomedical, Inc. 1997 Stock Option Plan, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

     This Registration Statement on Form S-8 is being filed to register an additional 1,000,000 shares of Common Stock available for issuance under the Registrant's 1997 Stock Option Plan, as amended. An initial Registration Statement on Form S-8 (Registration Statement No. 333-60471) was previously filed with respect to that plan. The contents of such earlier Registration Statement No. 333-60471 are hereby incorporated by reference.

     All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the termination of this offering of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference
(except for exhibits thereto unless specifically incorporated by reference therein). Requests for such copies should be directed to the Secretary, Vasomedical, Inc., 180 Linden Avenue, Westbury, New York 11590, (516) 997-4600 ext.790.

Item 8. Exhibits.
        --------

          4    1997 Stock Option Plan, as amended

          5    Opinion and consent of Blau, Kramer, Wactlar & Lieberman, P.C.

          23.1 Consent of Blau, Kramer, Wactlar & Lieberman, P.C. - included in their opinion filed as Exhibit 5

          23.2 Consent of Grant Thornton LLP

          24   Power of Attorney - included in signature page hereof

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf thereunto duly authorized, in Westbury, New York on the 16th day of August, 1999.

                              VASOMEDICAL, INC.
                              By: /s/ Anthony Viscusi
                              -----------------------
                              Anthony Viscusi, President and Chief Executive Officer and Director (Principal Executive Officer)

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Viscusi and Joseph A. Giacalone, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated on August 16, 1999.

      Signatures                         Title
      ----------                         -----
/s/ Alexander G. Bearn          Director
Alexander G. Bearn

/s/ David S. Blumenthal         Director
David S. Blumenthal

/s/ Francesco Bolgiani          Director
Francesco Bolgiani

/s/ Abraham E. Cohen            Chairman of the Board
Abraham E. Cohen

/s/ Joseph A. Giacalone         Secretary and Treasurer (Principal
Joseph A. Giacalone             Financial and Accounting Officer)

/s/ John C.K. Hui               Director
John C. K. Hui

_____________________           Director
Kenneth W. Rind

/s/ E. Donald Shapiro           Director
E. Donald Shapiro

/s/ Anthony Viscusi             President, Chief Executive Officer and
Anthony Viscusi                 Director (Principal Executive Officer)

/s/ Zhen-sheng Zheng            Director
Zhen-sheng Zheng

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                               Vasomedical, Inc.





                        Form S-8 Registration Statement




                          E X H I B I T    I N D E X



                                                         Page No. in Sequential
Exhibit                                                  Numbering of all Pages,
Number         Exhibit Description                       including Exhibit Pages
--------------------------------------------------------------------------------

4       1997 Stock Option Plan, as amended............

5       Opinion and Consent of Counsel................

23.1    Consent of Counsel............................       See Exhibit 5

23.2    Consent of Grant Thornton LLP.................

24      Power of Attorney.............................       See signature page